Exhibit 4.6

THE NOTE EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE, PLEDGE OR TRANSFER TO REQUIRE AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE COMPANY.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN THIRD AMENDED AND RESTATED SUBORDINATION AND INTERCREDITOR AGREEMENT (THE “SUBORDINATION AGREEMENT”) DATED AS OF DECEMBER 22, 2009 AMONG CLEARLAKE CAPITAL PARTNERS, LLC, INTERNATIONAL TEXTILE GROUP, INC. (THE “COMPANY”) AND GENERAL ELECTRIC CAPITAL CORPORATION (THE “AGENT”), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY THE COMPANY PURSUANT TO (i) THAT CERTAIN CREDIT AGREEMENT DATED AS OF DECEMBER 29, 2006 (THE “SENIOR CREDIT AGREEMENT”) AMONG THE COMPANY, THE AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS THE SENIOR CREDIT AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, (ii) THAT CERTAIN TERM LOAN AGREEMENT DATED AS OF DECEMBER 29, 2006 (THE “SENIOR TERM LOAN AGREEMENT”) AMONG BURLINGTON MORELOS, S.A. de C.V., THE AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO, AS THE SENIOR TERM LOAN AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND (iii) INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THE SENIOR CREDIT AGREEMENT AND THE SENIOR TERM LOAN AGREEMENT AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THIS NOTE HAS "ORIGINAL ISSUE DISCOUNT" WITHIN THE MEANING OF SECTION 1273 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED.  PLEASE CONTACT THE COMPANY, ATTENTION: CRAIG J. HART, VICE PRESIDENT AND TREASURER TO OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT AND THE YIELD TO MATURITY.

THIS INSTRUMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN NOTE PURCHASE AGREEMENT, DATED AS OF JUNE 6, 2007, AMONG THE COMPANY AND THE RESPECTIVE PURCHASERS NAMED THEREIN, AS SUCH NOTE PURCHASE AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE “NOTE PURCHASE AGREEMENT”) AND THAT CERTAIN AMENDED AND RESTATED DEBT SUBORDINATION AGREEMENT, DATED AS OF DECEMBER 22, 2009, AMONG WLR RECOVERY FUND III, L.P., WLR IV PARALLEL ESC, L.P., WLR RECOVERY FUND IV, L.P., THE COMPANY AND THE PURCHASERS NAMED THEREIN, AS SUCH DEBT SUBORDINATION AGREEMENT HAS BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE “DEBT SUBORDINATION AGREEMENT”), TO THE TRANCHE A NOTES (AS DEFINED THEREIN) AS SUCH NOTES HAVE BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE SUBORDINATION PROVISIONS SET FORTH IN THE NOTE PURCHASE AGREEMENT, INCLUDING SECTION 9.8 THEREOF, AND THE DEBT SUBORDINATION AGREEMENT.

INTERNATIONAL TEXTILE GROUP, INC.

SENIOR SUBORDINATED NOTE DUE JUNE 6, 2012

No. R-[__]	[DATE]

CUSIP# 46048V AA6

$[PRINCIPAL AMOUNT]

FOR VALUE RECEIVED, the undersigned, INTERNATIONAL TEXTILE GROUP, INC. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to the order of [NAME OF TRANCHE B PURCHASER] (the “Payee”), or its permitted successors or assigns, the principal sum of (i) [AMOUNT] ($[______]) plus (ii) any PIK Interest (as defined below) not represented by a separate PIK Note (as defined below), on June 6, 2012, with interest (computed on the basis of a 360-day year payable for the number of days actually elapsed) on the unpaid balance thereof at the rate of  12.00% per annum from the date hereof until the principal hereof shall have become due and payable, payable quarterly in arrears on each Interest Payment Date (as defined below).

Prior to the occurrence of any Qualified Issuance, accrued and unpaid interest shall be paid in kind (“PIK Interest”) by adding such interest to the outstanding principal balance of this Note on the last day of each of March, June, September and December of each year (each an “Interest Payment Date”) commencing [September 30, 2010] and all of such PIK Interest shall bear interest as provided herein to the same extent as the original principal balance hereof.  Effective upon and after the occurrence of any Qualified Issuance, the accrued and unpaid interest shall be payable as follows: (i) an amount equal to the product obtained by multiplying the amount of such accrued and unpaid interest by a percentage (expressed as a decimel) obtained by dividing 9% (expressed as a decimal) by the interest rate applicable to this Note during such period (expressed as a decimal), shall be payable in cash and (ii) the remaining accrued and unpaid interest shall be payable on each Interest Payment Date in the form of PIK Interest.  After the occurrence and during the continuance of an Event of Default, (i) at all times during which the Tranche A Purchasers, collectively, constitute the Required Holders, the interest rate applicable to such amounts shall be 2.5% per annum in excess of the rate otherwise applicable hereunder, effective automatically upon the occurrence of such Event of Default (but only so long as such Event of Default is continuing) or (ii) at all times during which the Tranche A Purchasers, collectively, do not constitute the Required Holders, then at the option of the Required Holders (or automatically while any Event of Default under Sections 12(f) or 12(g) of the Note Purchase Agreement (as defined below) exists), the interest rate applicable to such amounts shall be 2.5% per annum in excess of the rate otherwise applicable hereunder, effective upon the occurrence of such Event of Default (but only so long as such Event of Default is continuing).

At the option of the Payee, the Company shall provide the Payee with one or more notes substantially in the form hereof (“PIK Notes”) reflecting PIK Interest paid on each of such dates or provide an allonge to this Note reflecting such increase in the principal amount hereof in each case in the amount of such PIK Interest, provided that the failure to request an allonge or PIK Note in the amount of any PIK Interest then due and owing shall not prejudice the Payee in any respect, it being understood and agreed that any such PIK Notes and allonges shall be for the sole benefit and convenience of Payee.

Notwithstanding any other provision contained in this Note, the aggregate interest rate per annum charged with respect to this Note (including, without limitation, all charges and fees deemed to be interest pursuant to applicable law), shall not exceed the maximum rate per annum permitted by applicable law.  In the event that the aggregate interest rate per annum payable with respect to this Note (including, without limitation, all charges and fees deemed to be interest under applicable laws) exceeds the maximum legal rate, (i) the Company shall only pay interest at the maximum permitted rate, (ii) the Company shall continue to make such interest payments at the maximum permitted rate until all such interest payments and other charges and fees payable hereunder (in the absence of such legal limitations) have been paid in full, (iii) any interest in excess of the maximum permitted rate received by the Payee shall, at the Payee’s option, be applied to a prepayment of the principal amount of this Note or refunded to the Company, and (iv) neither the Company nor any other Person shall have any right of action against the holder of this Note for any damages or penalties arising out of the payment or collection of any such excess interest.  In determining whether the interest contracted for, charged, or received with respect to this Note exceeds the maximum permitted rate, such holder of the Note may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of this Note.

Payments of principal of and interest on (except as otherwise provided herein) this Note are to be made in lawful money of the United States of America at the address shown in the register maintained by the Company for such purpose or at such other place as the Payee shall have designated pursuant to Section 15.1 of the Note Purchase Agreement referred to below.

This Note is one of the Tranche B Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of June 6, 2007 (as from time to time amended, modified, restated or otherwise supplemented, the “Note Purchase Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning given such terms in the Note Purchase Agreement), among the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, (a) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement, (b) to have made the representations set forth in the Section 7 of the Note Purchase Agreement and (c) to have represented to the Company that it is not an ITG Competitor.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.  This Note may be transferred or assigned only in accordance with the terms of the Note Purchase Agreement.

This Note is subject to optional and mandatory prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

Amendments and modifications of this Note may be made only in the manner provided in the Note Purchase Agreement.

If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price and with the effect provided in the Note Purchase Agreement.

THIS NOTE AND THE NOTE PURCHASE AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS THEREOF, BUT OTHERWISE WITHOUT REFERENCE TO THE CHOICE-OF-LAW PRINCIPLES OF THE LAW THEREOF.

INTERNATIONAL TEXTILE GROUP, INC. By: _________________________ Name: Title: